EXHIBIT 5.1


           [LETTERHEAD OF ELLSWORTH, CARLTON, MIXELL & WALDMAN, P.C.]



                                 August 6, 2002

National Penn Bancshares, Inc.
Philadelphia and Reading Avenues
Boyertown, Pennsylvania  19512

NPB Capital Trust II
Philadelphia and Reading Avenues
Boyertown, Pennsylvania  19512

         Re:      National Penn Bancshares, Inc.
                  NPB Capital Trust II
                  Registration Statement on Form S-3
                  (Registration Nos. 333-97361 and 333-97361-01)
                  ----------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to National Penn Bancshares, Inc. (the "Company") in connection with the preparation and filing by the Company and NPB Capital Trust II (the "Trust") of a registration statement, as amended (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with respect to the registration under the Act of (i) the guarantee by the Company of up to 2,530,000 of certain of the Trust's Cumulative Trust Preferred Securities, liquidation amount of $25 per preferred security (the "Preferred Securities") with respect to distributions and payments upon liquidation, redemption and otherwise (the "Guarantee"), (ii) up to $63,250,000 principal amount of certain of the Debentures due September 30, 2032 (the "Subordinated Debentures") to be issued by the Company, and (iii) the Preferred Securities. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company in connection with the registration of the Debentures and the Guarantee. We have examined the originals or certified copies of such other documents, including the Registration Statement and the amendments thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice before the Courts of the United States and the Courts of the Commonwealth of Pennsylvania and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the


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National Penn Bancshares, Inc.
NPB Capital Trust II
August 6, 2002
Page 2

federal laws of the United States or the internal laws of the Commonwealth of Pennsylvania.

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Company is a corporation which has been duly formed and is validly subsisting under the laws of the Commonwealth of Pennsylvania. The Company has full power and authority to issue the Subordinated Debentures and enter into the Guarantee.

                  2. When issued (with respect to the Subordinated Debentures), or executed and delivered (with respect to the Guarantee), as set forth in the Registration Statement, the Subordinated Debentures and the Guarantee will be valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus which forms a part of the Registration Statement under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         ELLSWORTH, CARLTON, MIXELL &
                                           WALDMAN, P.C.



                                         By:/s/Jay W. Waldman
                                            ------------------------------
                                            Authorized Officer

JWW/tbm